UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2025

Golkor Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-08589	87-2737873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

323 Sunny Isles Blvd, Suite 745

Sunny Isles, FL 33160

(Address of principal executive offices) (Zip Code)

(786) 590-5203

(Registrant's telephone number, including area code)

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Golkor Inc. (the “Company”) has entered into an engagement agreement with Konik Capital Partners, LLC, a division of T.R. Winston and Company (“Konik Capital”) with Konik Capital having the exclusive right to act as lead manager, bookrunner and underwriter on an exclusive, firm commitment basis for one or more proposed public offerings of up to $40,000,000. The agreement is for a term of 12 months. The agreement does not guarantee that Konik Capital will complete an offering for the Company and is subject to the negotiation of an underwriting agreement for any capital raise or offering.

This description of the agreement is qualified in its entirety by reference to the full text of the agreement as contained in Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Engagement Agreement with Konik Capital Partners LLC
104	Cover Page Interactive Data File (formatted in iXBRL, and included in exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golkor Inc.

Date: August 29, 2025	By:	/s/ Gregory Klok
Gregory Klok, Chief Executive Officer

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